EXHIBIT 99.2

COCA-COLA ENTERPRISES INC.	NEWS RELEASE
CONTACT:	Scott Anthony - Investor Relations (770) 989-3105 Laura Asman - Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC.REPORTS
SECOND-QUARTER 2004 RESULTS

ATLANTA, July 29, 2004 — Coca-Cola Enterprises (“CCE”) today reported second-quarter 2004 net income applicable to common shareowners of $203 million, or 43 cents per diluted common share. Year-to-date net income totaled $307 million, or 65 cents per diluted common share. Second quarter and year-to-date results include expense of 5 cents per share related to higher cost of sales from the transition to a new North American concentrate price structure with The Coca-Cola Company (“TCCC”).

Operating income totaled $451 million and $755 million for the second quarter and first six months, respectively. Excluding the $41 million of higher cost of sales, comparable operating income declined 7 percent for the second quarter and increased 14 percent for the first six months. Operating income comparisons versus prior year are affected by the following items:

• The settlement of promotion programs in second quarter 2003 which added $24 million to prior year operating results, thus lowering second quarter growth rates for pricing and operating income.

• The benefit of four additional selling days in the first quarter which contributed an estimated $35 million to year-to-date 2004 operating income growth.

“Our operating performance continues to reflect balanced volume and pricing growth in North America, while our European operations are experiencing a significant, weather-related volume shortfall that is mitigating the benefits of solid pricing growth and cost management initiatives,” said Lowry F. Kline, chairman of the board. “Our European results and higher than expected health care expenses in North America contributed to second quarter financial results below our expectations. Though we expect a difficult third quarter due to continued volume related challenges, we believe favorable North American operating dynamics and improved trends in Europe later this year will enable us to achieve our operating income target for the full year.”

Second-quarter physical case bottle and can volume decreased 1 percent versus prior year, while volume for the first six months was flat versus prior year. Growth in North America was 1 percent for the second quarter and first six months as diet soft drink brands, Dasani water and Powerade continued to achieve solid increases. In Europe, the unfavorable summer weather resulted in volume declines of 6½ percent for the second quarter and 3 percent for the first six months.

Net revenue per case increased 2 percent in the second quarter, with 2½ percent growth in both North America and Europe. Year-to-date net revenue per case increased 2½ percent, with pricing growth of 3 percent and 2 percent for North America and Europe, respectively.

Consolidated cost of sales per case increased 1½ percent for the second quarter and first six months. All net pricing and cost of sales per case comparisons exclude the effects of currency translations. The attached key operating information schedule provides a reconciliation of the reported and comparable operating statistics used in this release.

“Cool, rainy weather continues to significantly affect European volume, heightening the negative impact of comparisons to record growth achieved during the extraordinary summer heat of a year ago,” said John R. Alm, president and chief executive officer. “The underlying performance of our North American business was sound in the quarter as we achieved a solid combination of volume and pricing growth. However, we expect soft North American retail trends, slower sales of regular soft drinks and European volume performance to result in third quarter volume and profit below prior year.

“We believe financial trends will improve in the fourth quarter. In North America, this improvement will come as a result of price increases planned for this fall and our brand building initiatives, including Coca-Cola C2, new Minute Maid light packaging, and diet Sprite Zero,” Mr. Alm said. “In Europe, fourth-quarter results will benefit from additional marketplace initiatives and promotions as well as easier comparisons to prior year.”

Full-Year 2004 Outlook

We now expect full-year 2004 earnings per diluted common share at the low end of our current range of $1.48 to $1.52, excluding nonrecurring items, as our forecasts for interest expense and diluted shares have increased. This EPS forecast is based on full-year operating income growth of 9 percent to 10 percent versus comparable 2003 results. Our ability to reach this range is dependent on trends in North America and Europe improving from the softness we experienced in June and July, and existing currency translation rates. Full-year 2004 results will also include the benefit of one additional selling day. Our full-year financial guidance excludes non-cash items related to our transition to a new concentrate pricing structure with TCCC. In the second quarter, we netted a significant amount of the annual funding we receive from TCCC from the invoice price we pay for concentrate in North America. While the implementation of this new pricing structure was cash neutral to both companies, CCE’s cost of sales was increased by $41 million as inventory on hand was sold without funding and replaced with lower cost inventory. We expect to complete the same process for our European territories by the end of 2004, which we estimate will increase cost of sales by approximately $10 million. CCE will webcast its second quarter conference call with analysts and investors live over the Internet today at 10 a.m. ET. The public may access the call through our Web site at www.cokecce.com.

Coca-Cola Enterprises Inc. (NYSE: CCE) is the world’s largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company’s bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on the currently available competitive, financial, and economic data along with our operating plans and are subject to future events and uncertainties. The forward-looking statements in this news release should be read in conjunction with the detailed cautionary statements found on pages 82 and 83 of our 2003 Annual Report and on page 40 of the Company’s First-Quarter 2004 Form 10-Q.

_________________

                      COCA-COLA ENTERPRISES INC.
                   CONSOLIDATED STATEMENTS OF INCOME
            (Unaudited; In Millions, Except Per Share Data)

                                                    Second Quarter
                                               -----------------------
                                                2004(a)   2003  Change
                                                -------  ------ ------
Net Operating Revenues                         $ 4,844  $4,617     5%
Cost of Sales                                    2,884   2,690     7%
                                                -------  ------
Gross Profit                                     1,960   1,927     2%
Selling, Delivery, and
     Administrative Expenses                     1,509   1,399     8%
                                                -------  ------
Operating Income                                   451     528   (15)%
Interest Expense, Net                              157     156
Other Nonoperating Income, Net                       -       2
                                                -------  ------
Income Before Income Taxes                         294     374
Income Tax Expense                                  91     114
                                                -------  ------
Net Income                                         203     260
Preferred Stock Dividends                            -       1
                                                -------  ------
Net Income Applicable to
     Common Shareowners                        $   203  $  259
                                                =======  ======
Basic Average Common Shares
     Outstanding                                   465     453
                                                =======  ======
Basic Net Income Per Share
     Applicable to Common Shareowners (b)      $  0.44  $ 0.57
                                                =======  ======
Diluted Average Common Shares
   Outstanding                                     476     459
                                                =======  ======
Diluted Net Income Per Share
     Applicable to Common Shareowners (b)      $  0.43  $ 0.56
                                                =======  ======

(a) Second-quarter 2004 includes the non-cash effect of $41 million, or 5 cents per diluted common share in higher cost of sales from the transition to a new North American concentrate price structure with The Coca-Cola Company.

(b) Per share data calculated prior to rounding to millions.

                      COCA-COLA ENTERPRISES INC.
                  CONSOLIDATED STATEMENTS OF INCOME
           (Unaudited; In Millions, Except Per Share Data)

                                                      Six Months
                                               ----------------------
                                                2004(a) 2003(b) Change
                                                ------- ------- ------
Net Operating Revenues                         $ 9,083 $ 8,284     10%
Cost of Sales                                    5,344   4,838     10%
                                                ------- -------
Gross Profit                                     3,739   3,446      9%
Selling, Delivery, and
     Administrative Expenses                     2,984   2,740      9%
                                                ------- -------
Operating Income                                   755     706      7%
Interest Expense, Net                              313     296
Other Nonoperating Income, Net                       1       6
                                                ------- -------
Income Before Income Taxes                         443     416
Income Tax Expense                                 136     128
                                                ------- -------
Net Income                                         307     288
Preferred Stock Dividends                            -       2
                                                ------- -------
Net Income Applicable to
     Common Shareowners                        $   307 $   286
                                                ======= =======
Basic Average Common Shares
     Outstanding                                   461     453
                                                ======= =======
Basic Net Income Per Share
     Applicable to Common Shareowners (c)      $  0.67 $  0.63
                                                ======= =======
Diluted Average Common Shares
   Outstanding                                     471     460
                                                ======= =======
Diluted Net Income Per Share
     Applicable to Common Shareowners (c)      $  0.65 $  0.62
                                                ======= =======

(a) 2004 includes the non-cash effect of $41 million, or $0.05 per diluted common share in higher cost of sales from the transition to a new North American concentrate price structure with The
    Coca-Cola Company.

(b) 2003 includes the benefit of $8 million, or $0.01 per diluted common share from the sale of a hot-fill manufacturing facility to
    The Coca-Cola Company.

(c) Per share data calculated prior to rounding to millions.

                      COCA-COLA ENTERPRISES INC.
           PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
                 (In Millions, Except Per Share Data)

                                                 July 2,  December 31,
                                                  2004        2003
                                                ---------   ---------
                                               (Unaudited)
ASSETS
Current
     Cash and cash investments                  $      21   $      80
     Trade accounts receivable, net                 2,067       1,772
     Inventories                                      922         725
     Prepaid expenses and other current assets        434         423
                                                 ---------   ---------
          Total Current Assets                      3,444       3,000
Net Property, Plant, and Equipment                  6,658       6,794
Goodwill, License Intangible Assets,
Long-Term Customer Contracts and
Other Noncurrent Assets, Net                       15,879      15,906
                                                 ---------   ---------
                                                $  25,981   $  25,700
                                                 =========   =========
LIABILITIES AND SHAREOWNERS' EQUITY
Current
     Accounts payable and accrued expenses      $   2,725   $   2,847
     Current portion of long-term debt                735       1,094
                                                 ---------   ---------
          Total Current Liabilities                 3,460       3,941
Long-Term Debt, Less Current Maturities            10,674      10,552
Retirement and Insurance Programs and
    Other Long-Term Obligations                     1,930       1,877
Long-Term Deferred Income Tax Liabilities           5,093       4,965
Shareowners' Equity                                 4,824       4,365
                                                 ---------   ---------
                                                $  25,981   $  25,700
                                                 =========   =========

                 COCA-COLA ENTERPRISES INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (Unaudited; In Millions)

                                                    Six Months Ended
                                                   ------------------
                                                     July 2,  June 27,
                                                       2004      2003
                                                      ------    ------
Cash Flows from Operating Activities
------------------------------------
Net income                                           $  307    $  288
Adjustments to reconcile net income to net cash
  derived from operating activities:
Depreciation                                            521       510
Amortization                                             15        39
Deferred income tax expense                              81        87
Other changes in assets and liabilities, net of
   bottling acquisition effects:                       (474)     (324)
                                                      ------    ------
Net cash derived from operating activities              450       600

Cash Flows from Investing Activities
------------------------------------
Investments in capital assets                          (406)     (460)
Other investing activities                                8        50
                                                      ------    ------
Net cash used in investing activities                  (398)     (410)

Cash Flows from Financing Activities
------------------------------------
Net payments of commercial paper and
   long-term debt                                      (239)     (146)
Cash dividend payments                                  (37)      (20)
Other financing activities                              165        43
                                                      ------    ------
Net cash used in financing activities                  (111)     (123)

Net (Decrease) Increase in Cash and Cash
  Investments                                           (59)       67
Cash and cash investments at beginning of period         80        68
                                                      ------    ------
Cash and Cash Investments at End of Period           $   21    $  135
                                                      ======    ======

                      Coca-Cola Enterprises Inc.
                      Key Financial Information
           (Unaudited; In Millions, Except Per Share Data)

                                                1st     1st
                                                Half    Half
                      2Q04    2Q03   % Change    04      03   % Change
                    -------  ------  ---------  -----   ----  --------
Operating Income
 Reconciliation
----------------
Reported Operating
 Income             $   451 $   528    (15)%  $   755 $   706     7%
Gain on Sale of Hot-
 fill Facility            -       -                 -      (8)
Impact of New
 Concentrate Pricing     41       -                41       -
                     ------- ------- ------    ------- ------- -----
Comparable Operating
 Income (a)         $   492 $   528     (7)%  $   796 $   698    14%
                     ======= ======= ======    ======= ======= =====

Net Income
 Reconciliation
---------------
Reported Net Income
 Applicable to Common
   Shareowners      $   203 $   259    (22)%  $   307 $   286     7%
Gain on Sale of Hot-
 fill Facility            -       -                 -      (5)
Impact of New
 Concentrate Pricing     26       -                26       -
                     ------- ------- ------    ------- ------- -----
Comparable Net Income
 Applicable to
   Common
    Shareowners (a) $   229 $   259    (12)%  $   333 $   281    18%
                     ======= ======= ======    ======= ======= =====

Diluted Earnings Per
 Share Reconciliation
---------------------
Reported Net Income Per
 Diluted Common Share
   Applicable to
    Common
    Shareowners     $  0.43 $  0.56    (23)%  $  0.65 $  0.62     5%
Gain on Sale of Hot-
 fill Facility            -       -                 -   (0.01)
Impact of New
 Concentrate Pricing   0.05       -              0.05       -
                     ------- ------- ------    ------- ------- -----
Comparable Net Income
 Per Diluted Common
   Share Applicable
    to Common
    Shareowners (a) $  0.48 $  0.56    (14)%  $  0.70 $  0.61    15%
                     ======= ======= ======    ======= ======= =====

                      July 2,  December 31,
                        2004      2003
                      --------  --------
Net Debt (b)
------------
Current Portion of
 Long-Term Debt      $   735   $ 1,094
Long-Term Debt        10,674    10,552
Less: Cash and Cash
 Investments              21        80
                      -------   -------
Net Debt             $11,388   $11,566
                      =======   =======

(a) Comparable financial information is provided to allow investors to more clearly evaluate our operating performance and business trends.

(b) The non-GAAP measure "Net Debt" is provided to allow investors to more clearly evaluate our capital structure and leverage.

                      Coca-Cola Enterprises Inc.
                      Key Operating Information

                                     Second-Quarter 2004 Change
                                -------------------------------------
                                               North
                                Consolidated   America      Europe
                                ------------ ----------- ------------
Net Revenues Per Case
---------------------
Change in Net Revenues per Case        5.5%       2.5%       14.5%
   Impact of Belgium Excise Tax        0.0%       0.0%       (1.0)%
   Impact of Excluding Post
    Mix Sales and Agency Sales         0.0%       0.5%        0.0%
                                ------------ ----------- ------------
Bottle and Can Net Pricing Per
 Case (a)                              5.5%       3.0%       13.5%
   Impact of Currency Exchange
    Rate Changes                      (3.5)%      (0.5)%      (11.0)%
                                ------------ ----------- ------------
Currency-Neutral Bottle and Can
   Net Pricing per Case (c)            2.0%       2.5%        2.5%

Cost of Sales Per Case
----------------------
Change in Cost of Sales per Case       8.0%       6.5%       14.5%
   Impact of Belgium Excise Tax       (0.5)%       0.0%       (1.5)%
   Impact of New Concentrate
    Pricing                           (1.5)%      (2.5)%        0.0%
   Impact of Excluding Bottle
    and Can Marketing Credits
    and Jumpstart Funding             (0.5)%      (1.0)%       (0.5)%
   Impact of Excluding Post Mix
    Sales and Agency Sales            (0.5)%      (0.5)%       (0.5)%
                                ------------ ----------- ------------
Bottle and Can Cost of Sales Per
 Case (b)                              5.0%       2.5%       12.0%
   Impact of Currency Exchange
   Rate Changes                      (3.5)%      (0.5)%      (10.5)%
                                ------------ ----------- ------------
Currency-Neutral Bottle and Can
   Cost of Sales per Case (c)          1.5%       2.0%        1.5%

Physical Case Bottle and Can Volume
-----------------------------------
Change in Volume                      (1.0)%       1.0%       (6.0)%
   Impact of Acquisitions              0.0%       0.0%       (0.5)%
   Impact of Selling Day Shift         0.0%       0.0%        0.0%
                                ------------ ----------- ------------
Comparable Bottle and Can
 Volume (d)                           (1.0)%       1.0%       (6.5)%

Fountain Gallon Volume
----------------------
Change in Volume                       3.5%       0.5%       18.0%
   Impact of Acquisitions              0.0%       0.0%        0.0%
   Impact of Selling Day Shift         0.0%       0.0%        0.0%
                                ------------ ----------- ------------
Comparable Fountain Gallon
 Volume (d)                            3.5%       0.5%       18.0%
                                ------------ ----------- ------------

                                    First Six-Months 2004 Change
                                -------------------------------------
                                               North
                                Consolidated   America      Europe
                                ------------ ----------- ------------
Net Revenues Per Case
---------------------
Change in Net Revenues per Case        7.0%       3.5%       15.5%
   Impact of Belgium Excise Tax        0.0%       0.0%       (0.5)%
   Impact of Excluding Post Mix
    Sales and Agency Sales             0.0%       0.5%        0.0%
                                ------------ ----------- ------------
Bottle and Can Net Pricing Per
 Case (a)                              7.0%       4.0%       15.0%
   Impact of Currency Exchange
   Rate Changes                       (4.5)%      (1.0)%      (13.0)%
                                ------------ ----------- ------------
Currency-Neutral Bottle and Can
   Net Pricing per Case (c)            2.5%       3.0%        2.0%

Cost of Sales Per Case
----------------------
Change in Cost of Sales per Case       7.5%       4.5%       15.5%
   Impact of Belgium Excise Tax        0.0%       0.0%       (1.0)%
   Impact of New Concentrate
    Pricing                           (1.0)%      (1.5)%        0.0%
   Impact of Excluding Bottle
    and Can Marketing Credits
    and Jumpstart Funding              0.0%       0.0%        0.0%
   Impact of Excluding Post Mix
    Sales and Agency Sales            (0.5)%      (0.5)%       (0.5)%
                                ------------ ----------- ------------
Bottle and Can Cost of Sales Per
 Case (b)                              6.0%       2.5%       14.0%
   Impact of Currency Exchange
   Rate Changes                       (4.5)%      (1.0)%      (13.0)%
                                ------------ ----------- ------------
Currency-Neutral Bottle and Can
   Cost of Sales per Case (c)          1.5%       1.5%        1.0%

Physical Case Bottle and Can Volume
-----------------------------------
Change in Volume                       2.5%       3.5%        0.0%
   Impact of Acquisitions              0.0%       0.0%       (1.0)%
   Impact of Selling Day Shift        (2.5)%      (2.5)%       (2.0)%
                                ------------ ----------- ------------
Comparable Bottle and Can
Volume (d)                             0.0%       1.0%       (3.0)%

Fountain Gallon Volume
----------------------
Change in Volume                       6.5%       4.5%       17.0%
   Impact of Acquisitions              0.0%       0.0%        0.0%
   Impact of Selling Day Shift        (3.0)%      (3.0)%       (3.0)%
                                ------------ ----------- ------------
Comparable Fountain Gallon
 Volume (d)                            3.5%       1.5%       14.0%
                                ------------ ----------- ------------

(a) The non-GAAP financial measure "Bottle and Can Net Pricing per
    Case" is provided to allow investors to more clearly evaluate bottle and can pricing trends in the marketplace. The measure excludes the impact of fountain gallon volume and other items that are not directly associated with bottle and can pricing in the retail environment. Our bottle and can sales accounted for approximately 91 percent of our net revenue in the first half of
    2004.

(b) The non-GAAP financial measure "Bottle and Can Cost of Sales per
    Case" is provided to allow investors to more clearly evaluate cost trends for bottle and can products. The measure excludes the impact of fountain ingredient costs as well as marketing credits and Jumpstart funding, and allows investors to gain an
    understanding of the change in bottle and can ingredient and packaging costs.

(c) The non-GAAP financial measures "Currency-Neutral Bottle and Can
    Net Pricing per Case" and "Currency-Neutral Bottle and Can Cost of
    Sales per Case" are provided to allow investors to separate the impact of currency exchange rate changes on our operations.

(d) "Comparable Volume" excludes the impact of acquisitions and changes in the number of selling days between periods. The measure allows investors to analyze the performance of our business on a constant period and territory basis. There were four additional selling days in first half 2004 as compared to first half 2003.